================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE
    COMMISSION ONLY (AS PERMITTED BY
    RULE 14A-6(E)(2))

[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               CLARUS CORPORATION
--------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    (5) Total fee paid:

    ----------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

    (3) Filing Party:

    ----------------------------------------------------------------------------

    (4) Date Filed:

    ----------------------------------------------------------------------------

Notes:





Reg. (S) 240.14a-101.

SEC 1913 (3-99)

Contact:
Matthew Sherman
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

FOR IMMEDIATE RELEASE

          CLARUS URGES STOCKHOLDERS TO VOTE TODAY FOR THE CLARUS BOARD
                        NOMINEES ON THE WHITE PROXY CARD

          Company Reiterates Commitment To Maximizing Stockholder Value

            Confident That Clarus Stockholders Recognize Dissidents'
                           Campaign Of Misinformation

Atlanta - May 16, 2002 - Clarus Corporation (NASDAQ: CLRS) today reiterated its Board of Directors' continuing commitment to exploring strategic alternatives to maximize value for all Clarus stockholders. The Clarus Board believes that the Dissident stockholders led by Warren Kanders (the "Dissidents") have not put forth any credible plan for Clarus stockholders to consider. With the Company's May 21, 2002 Annual Meeting of Stockholders rapidly approaching, the Dissidents have resorted to desperate, last ditch efforts filled with false, misleading and inaccurate comments and ever-shifting reasons to support their hand-picked nominees to the Clarus Board.

Contrary to misleading public statements by the Dissidents, Institutional Shareholder Services (ISS), the nation's leading independent proxy advisory firm, stated that "the dissident group has failed to offer an alternative strategic plan or proof of management transgressions that would warrant handing the dissidents nearly half of the board," "The dissidents, by contrast, have offered little in the way of concrete details on an alternative course of action" and "We conclude that the dissidents have not offered shareholders enough, in the way of a strategic plan for restoring shareholder value, to warrant replacing three directors in one year."*

Clarus strongly believes that the efforts of the Dissidents, who acquired their Clarus shares only slightly more than two months ago, are designed to achieve one goal, and one goal only - for Mr. Kanders and his hand-picked associates to gain substantial influence over the Company without providing value to all Clarus stockholders. In fact, ISS stated in its report, "[W]e are unable to entirely dismiss management's concern that the dissident nominees may be focused more on short-term uses of the company's cash than long-term measures to enhance shareholder value."*

The Dissidents have made a number of unwarranted attacks against the Company's corporate governance practices. ISS, renowned for its expertise in corporate governance, recommended that Clarus stockholders vote FOR the Clarus Board nominees at the Company's Annual Meeting. Six of the seven members of the current Clarus Board, including the three current Clarus nominees, are independent directors and all are fully committed to taking all necessary steps to maximize stockholder value. Contrary to the Dissidents' misstatements, the Company has no consulting arrangements with any of its directors. The Dissidents' public statements on this matter are simply false.

Steve Jeffery, Chairman and Chief Executive Officer of Clarus, said, "The Dissidents' eleventh-hour tactics seek to erect a smokescreen around the real issue here - maximizing stockholder value. Since the Dissidents initiated their efforts, they have scrambled to provide Clarus stockholders with ever-shifting reasons to vote for the Dissident nominees. Their continued saber-rattling is nothing more than a distraction for Clarus stockholders."

"We are pleased with the responses we have received from stockholders regarding our plans to maximize stockholder value. We are confident that Clarus stockholders will reach the same conclusion as ISS and recognize that the Dissidents have not put forth any value-enhancing proposal or credible plan to consider," continued Mr. Jeffery. "The Clarus Board has been actively exploring and evaluating various strategic alternatives for the Company. In fact, we are already in preliminary discussions regarding a potential value-enhancing strategic transaction.

The Clarus Board strongly believes that the interests of all Clarus stockholders would be best served by voting the WHITE proxy card for the independent Clarus Board nominees. Mr. Jeffery added, "We believe electing the Dissidents' hand-picked slate to the Clarus Board would disrupt, if not destroy, the progress that Clarus has achieved over the past five quarters and could create a split Board which may be harmful to the value of your Clarus investment. But don't just take our word for it - ISS stated that electing the Dissidents' nominees `could even be disruptive to the company's current efforts.'"*

Mr. Jeffery concluded, "In our view, the Dissidents' experience in unrelated industries does not qualify them to serve on the Clarus Board. The Dissidents have little experience in the technology industry and do not offer Clarus stockholders the necessary expertise or insight into the unique strategic and operational issues faced by a provider of e-commerce solutions. We believe it is clear that the Clarus Board nominees have the requisite industry experience that will be critical to the success of this Company's strategic plan."

The Clarus Board urges all stockholders to vote today for the Clarus Board nominees on the WHITE proxy card. Your vote is very important, no matter how many or how few shares you own. The Company noted that if Clarus stockholders have not already signed, dated and returned the WHITE proxy card, they should SIGN AND RETURN THIS CARD TODAY. The prompt return of your signed and dated WHITE proxy card will ensure that your vote is counted in favor of Clarus' directors. Failure to vote your WHITE proxy will have the same effect as a vote against your Board. Clarus stockholders are urged to discard any green proxy card or other materials they may receive. For more information about how to vote, stockholders can call the Company's proxy solicitor, Georgeson Shareholder Communications Inc. toll-free at (866) 219-9662.

About Clarus

Atlanta-based Clarus Corporation (www.claruscorp.com) delivers applications that help companies dramatically reduce costs by driving the inefficiencies out of the end-to-end procurement process - from sourcing, to procurement, to settlement. The Clarus solutions are designed for rapid production deployment at the lowest total cost of ownership. Clarus products are built exclusively on the Microsoft.NET platform, making them easy to implement, manage, and integrate with existing IT infrastructures. Clarus solutions have garnered many prestigious awards, including Microsoft's 2000 Global eCommerce Solution of the Year. Clarus solutions are deployed globally at customer sites including:
BarclaysB2B, the Burlington Northern and Santa Fe Railway Company, Cox Enterprises, MasterCard International, Union Pacific Corporation, Smurfit-Stone Container Corporation, Parsons Brinckerhoff, and Wachovia Corporation.

* Permission to use quotations was neither sought nor obtained.

In connection with its upcoming Annual Meeting of Stockholders, the Company filed a definitive proxy statement with the Securities Exchange Commission (the "SEC") on April 29, 2002. CLARUS STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies from Clarus stockholders is contained in the definitive proxy statement. Investors and security holders may obtain a free copy of the definitive proxy statement, any amendments thereto and other documents filed by Clarus with the SEC for free at the SEC's Internet website at www.sec.gov. Stockholders of Clarus may also obtain free copies of the definitive proxy statement and other documents filed by Clarus in connection with the Annual Meeting by directing a request to: Clarus Corporation at 3970 Johns Creek Court, Suwanee, Georgia 30024, Attention: Kevin Acocella, email:
Investor_Relations@claruscorp.com.

                                      # # #